First Amendment
To
2012 Broadcast Services Agreement
Between
EchoStar Broadcasting Corporation
and
DISH Network L.L.C.

This First Amendment (this “First Amendment”) to that certain 2012 Broadcast Services Agreement by and between EchoStar Broadcasting Corporation (“EBC”) and DISH Network L.L.C. (“Customer”), dated January 1, 2012 (the “Agreement”), is made as of this 4th day of November, 2016 (the “First Amendment Effective Date”). Hereinafter, EBC and Customer may be referred to individually as a “Party” or collectively as the “Parties.”

WHEREAS, the term of the Agreement expires December 31, 2016; and

WHEREAS, the Parties now desire to amend the Agreement to extend the term of the Agreement for an additional one (1) year;

NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.     Term.    Section 10 of the Agreement is hereby deleted in its entirety and replaced with the following:

This Agreement shall commence on the Effective Date and shall expire on the earlier of: (i) the date all Services have been terminated in accordance with the terms of this Agreement; or (ii) December 31, 2017 (the “Term”).

2.     No Other Amendment. Except as expressly set forth herein, all of the terms and conditions of the Agreement shall remain in full force and effect, without any change whatsoever.

3.     Counterparts. This First Amendment may be executed in two (2) or more counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same instrument. Facsimile signatures and electronically scanned signatures shall be deemed originals.

4.     Capitalized Terms. Capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to them in the Agreement.

5.     Conflict. In the event there is any conflict between the terms and conditions of this First Amendment and the terms and conditions of the Agreement, the terms and conditions of this First Amendment will prevail.

6.     Entire Agreement. The Agreement, including any Exhibits or Attachments to the Agreement, and this First Amendment constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous agreements, oral or written, between the Parties concerning the subject matter hereof. No modification or amendment of the terms of the Agreement or this First Amendment shall be effective except by a writing executed by both Parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this First Amendment as of the First Amendment Effective Date.
ECHOSTAR BROADCASTING CORPORATION
By: /s/ David J. Rayner
Name: David J. Rayner
Title: Executive Vice President, Chief Financial Officer and Treasurer
DISH NETWORK L.L.C.
By: /s/ Steven E. Swain
Name: Steven E. Swain
Title: Senior Vice President and Chief Financial Officer

Signature Page to the First Amendment to the 2012 Broadcast Services Agreement

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